UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

April 13, 2011

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The PNC Financial Services Group, Inc. (“PNC”) previously announced that it was one of the fourteen federally regulated mortgage servicers subject to a publicly-disclosed interagency horizontal review of residential mortgage servicing operations. As a result of that review, PNC has entered into a consent order with the Board of Governors of the Federal Reserve System and PNC Bank, N.A. (“PNC Bank”) has entered into a consent order with the Office of the Comptroller of the Currency. These orders, which are included as Exhibits 99.1 and 99.2 hereto, respectively, describe certain residential mortgage foreclosure-related practices and controls that the regulators found to be deficient and require PNC and PNC Bank to, among other things, develop and implement plans and programs to enhance PNC’s residential mortgage servicing and foreclosure processes, retain an independent consultant to review certain residential mortgage foreclosure actions, take certain remedial actions, and oversee compliance with the orders and the new plans and programs. The two orders do not resolve any other federal or state governmental, legislative or regulatory authority investigations, which may result in additional actions and penalties, and they do not foreclose the potential for civil money penalties from the bank regulators. The orders attached hereto as Exhibits include additional details regarding these matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed on the Exhibit Index accompanying this Form 8-K are filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: April 14, 2011	By:	/s/ GREGORY H. KOZICH
Gregory H. Kozich
Senior Vice President and Controller

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Consent order between The PNC Financial Services Group, Inc. and the Board of Governors of the Federal Reserve System	Filed herewith

99.2	Consent order between PNC Bank, National Association and the Office of the Comptroller of the Currency	Filed herewith